As filed with the Securities and Exchange Commission on May 27, 1999
                                                 Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                  INNOVEX, INC.
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                             41-1223933
(State or other jurisdiction of incorporation        (I.R.S. Employer
              or organization)                      Identification No.)

                              530 11TH AVENUE SOUTH
                          HOPKINS, MINNESOTA 55343-9904
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                                  INNOVEX, INC.
                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------

            Thomas W. Haley                               Copy to:
        Chief Executive Officer                       Charles P. Moorse
             Innovex, Inc.                           Kristin L. Johnson
         530 11th Avenue South                    Lindquist & Vennum P.L.L.P.
        Hopkins, MN  55343-9904                        4200 IDS Center
            (612) 938-4155                         80 South Eighth Street
(Name, address, including zip code and              Minneapolis, MN 55402
telephone number of agent for service)                 (612) 371-3211


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                     Proposed           Proposed
      Title of Securities             Maximum            Maximum
        to be Registered              Amount            Offering           Aggregate              Amount of
                                       to be              Price            Offering             Registration
                                    Registered          Per Share            Price                   Fee

------------------------------------------------------------------------------------------------------------
Common Stock,                     600,000 shares(2)     $13.50(1)         $8,100,000(1)           $2,251.80
$.04 par value to be issued
pursuant to the Innovex, Inc.
1994 Stock Plan

------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on May 24, 1999.
(2) 200,000 shares were registered on Form S-8 (No. 33-59035) on May 2, 1995 (adjusted to 300,000 shares after a 3 for 2 stock split on May 31, 1995. An additional 300,000 shares were registered on Form S-8 on August 13, 1996 (No. 333-10045) (adjusted in the aggregate to 1,200,000 shares upon a 2-for-1 split on December 23, 1996) and 600,000 shares are being registered herewith.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE


         A Registration Statement on Form S-8 (File No. 33-59035) was filed with the Securities and Exchange Commission on May 2, 1995 covering the registration of 200,000 shares (adjusted to 300,000 shares after a 3 for 2 stock split on May 31, 1995) initially authorized for issuance under the Company's 1994 Stock Option Plan (the "Plan"). A filing fee of $1,681.03 was paid at the time that Registration Statement was filed. An additional Registration statement Form S-8 (file No. 333-10045) was filed with the Securities and Exchange Commission on August 13, 1996 covering the registration of an amendment to increase authorized shares by 300,000 (adjusted in the aggregate to 1,200,000 shares upon a 2-for-1 stock split on December 23, 1996). A filing fee of $1,681.03 was paid at the time the S-8 Registration statement was filed. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 600,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 600,000 was authorized by the Company's Board of Directors on October 23, 1998 and such amendment was approved by the Company's shareholders on January 20, 1999. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.


                                     PART I


         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1998.

         (b) The Definitive Proxy Statement dated December 21, 1998 for the 1999 Annual Meeting of Shareholders held on January 20, 1999.

         (c) The Quarterly Reports of the Company on Form 10-Q for the quarters ended December 31, 1998 and March 31, 1999.

         (d) The description of the Company's Common Stock as set forth in the Company's Form 8-A Registration Statement dated January 29, 1985, which became effective as of July 31, 1985 (Registration No. 0-13143), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.



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


         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Articles of Incorporation. The Company's Articles of Incorporation provides that no director of the corporation may be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under section 302A.559 or 80A.23 of Minnesota Statutes; (iv) for any transaction from which the director derived any improper personal benefit; or
(v) for any act or omission occurring prior to February 29, 1988 (the effective date of the indemnification provisions in the Company's Articles of Incorporation).

         Statutory Provisions. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

                  (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

                  (2)      Acted in good faith;

                  (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

                  (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

                  (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
-------

4.1      Innovex, Inc. 1994 Stock Plan, as amended

5.1      Opinion of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Grant Thornton LLP, independent certified public accountants

24.1     Power of Attorney (set forth on the signature page hereof)

---------------------

Item 9.  Undertakings.

(a)      The Company hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any additional or changed material
                  information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hopkins, State of Minnesota, on May 27, 1999.

                             INNOVEX, INC.

                             By     /s/ Thomas W. Haley
                                ------------------------------------------------
                                  Thomas W. Haley, Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Innovex, Inc. hereby constitute and appoint Thomas W. Haley and Douglas W. Keller, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on May 27, 1999 in the capacities indicated.


Signature
---------

      /s/ Thomas W. Haley                                 /s/ Bernt M. Tessem
--------------------------------------------         ---------------------------
Thomas W. Haley, Chairman of the Board               Bernt M. Tessem, Director
and Chief Executive Officer (Principal
Executive Officer) and Director

     /s/ Douglas W. Keller                                /s/ Gerald M. Bestler
--------------------------------------------         ---------------------------
Douglas W. Keller, Vice President, Finance           Gerald M. Bestler, Director

                                                         /s/ Frank L. Farrar
                                                     ---------------------------
                                                     Frank L. Farrar, Director

     /s/ William P. Murnane                             /s/ Michael C. Slagle
--------------------------------------------         ---------------------------
William P. Murnane, President, Chief                 Michael C. Slagle, Director
Operating Officer and Director


    /s/ William J. Miller                              /s/ Elick Eugene Hawk
--------------------------------------------         ---------------------------
William J. Miller, Director                          Elick Eugene Hawk, Director




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